EXHIBIT 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Tripos, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the Quarter Ended September 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John P. McAlister

John P. McAlister

Chief Executive Officer

November 9, 2004

/s/ B. James Rubin

B. James Rubin

Chief Financial Officer

November 9, 2004